FOR IMMEDIATE RELEASE

Southwestern Energy Announces Chief Financial Officer Transition

HOUSTON, Texas, June 8, 2017– Southwestern Energy Company (NYSE:SWN) today announced that R. Craig Owen, Senior Vice President and Chief Financial Officer, has elected to leave Southwestern Energy to accept a new career opportunity with an energy company that does not compete with Southwestern Energy. Mr. Owen will remain in his position and continue to support the Company through late June to assist with a smooth transition. Southwestern Energy is engaging in a search to identify a permanent Chief Financial Officer.

Jennifer Stewart, the Company’s Senior Vice President, Tax and Treasury, will fulfill the duties of Chief Financial Officer on an interim basis. Ms. Stewart has been with Southwestern Energy since 2010, and previously served as Vice President, Tax. In her current role, she is responsible for all strategies, operations and policies related to cash management, banking relationships and liability and risk management, along with financial planning and analysis. She also manages all aspects of taxation and tax planning for the Company. She is an attorney licensed with the State Bar of Texas and has been admitted to the Bar of the U.S. Tax Court. Prior to joining Southwestern Energy, Ms. Stewart practiced law at Andrews Kurth Kenyon LLP and Shell Oil Company, and spent 10 years in Ernst & Young’s national tax practice.

Bill Way, President and Chief Executive Officer, said, “We are pleased that Jennifer has agreed to serve as CFO on an interim basis to ensure continuity and a seamless transition. Jennifer is a seasoned executive who knows our company well, and I am confident that she will assume these responsibilities with the same commitment, capability and expertise she has demonstrated in her seven years at Southwestern Energy. It is a testament to the strength of our organization to have someone of her caliber step into this role. I look forward to working with her and the rest of our Executive Leadership Team as we continue to build on our momentum and leverage our improving financial strength to deliver additional value to our shareholders.”

“On behalf of the Southwestern Energy Board of Directors and Executive Leadership Team, I want to thank Craig for his significant contributions to the Company,”  Mr. Way continued. “In his nearly nine years with Southwestern Energy in which he served as Controller, Chief Accounting Officer and then as CFO since 2012, Craig worked closely with Jennifer, playing a leading role in our liability management efforts, capital market transactions and other key transactions that helped strengthen our balance sheet and drive growth. We are in a much stronger financial position, which has enabled us to soundly manage through the challenging commodity environment and positioned us to capitalize on future opportunities.”

 “It has been a true privilege working alongside all of my colleagues at Southwestern Energy, which has an energizing, innovation-driven culture,” said Mr. Owen. “I firmly believe Jennifer is the right person to step in as CFO on an interim basis, and I look forward to continuing to work closely with her over the coming weeks. While I’m moving on to the next chapter of my career to pursue a unique opportunity, I remain a shareholder and am confident about the value that is being created from the Company’s assets when combined with the leadership team and the highly-talented staff.”

About Southwestern Energy

Southwestern Energy Company is an independent energy company whose wholly owned subsidiaries are engaged in natural gas and oil exploration, development and production, natural gas gathering and marketing. Additional information on the company can be found on the Internet at http://www.swn.com.

Forward-Looking Statements

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices; changes in expected levels of natural gas and oil reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, Southwestern Energy Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Michael Hancock

Vice President, Investor Relations

michael_hancock@swn.com

(832) 796-7367

Or

Katy Pritchett

Senior Advisor, Investor Relations

katy_pritchett@swn.com

832-796-2784

Media Contact:

Jan Sieving

Director, Communications

jan_sieving@swn.com

832-796-2733